Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. ANNOUNCES THE

APPPOINTMENT OF JON-AL DUPLANTIER AS DIRECTOR

HOUSTON, Texas, January 29, 2021 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (“Allegiance”), the holding company of Allegiance Bank, announced the addition of Jon-Al Duplantier to Allegiance’s Board of Directors.  “I am pleased that Jon-Al has agreed to join our Board as he brings deep corporate governance and leadership experience that will be a tremendous asset,” said George Martinez, Chairman of Allegiance.

Mr. Duplantier was previously the President of Rental Tools and Well Services at Parker Drilling Company where he was responsible for the company’s Rental Tools and Services business unit. As a member of the company’s executive team, he was an active contributor in discussions regarding strategy, business execution and capital allocation.  Mr. Duplantier began his career as a patent attorney in the DuPont legal department before being transferred to Conoco Inc., then a wholly-owned subsidiary of DuPont, where he managed the legal affairs of two of the company's largest subsidiaries, developed cultural awareness skills, addressed commercial and regulatory disputes, labor and employment issues, insurance programs, as well as anti-bribery and economic sanctions compliance. Mr. Duplantier’s broad experience across commercial, governance and legal aspects of business along with his professional and leadership experience qualify him to serve on Allegiance’s board, as well as on the Audit Committee.

“We welcome Mr. Duplantier to the Allegiance team and appreciate his willingness to support and serve alongside our dedicated Board,” said Steven F. Retzloff, Chief Executive Officer of Allegiance.  “With his extensive strategic execution, risk management and legal experience, Mr. Duplantier undoubtedly will provide meaningful contributions to the Board. His appointment further enhances the diversity of perspectives on the Board and advances our commitment to ensure our Board represents the diverse communities we serve.”

About Allegiance Bancshares, Inc.

As of December 31, 2020, Allegiance was a $6.05 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of December 31, 2020, Allegiance Bank operated 28 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 27 bank offices in the Houston metropolitan area and one bank office in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or  that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.